Exhibit 24
POWER OF ATTORNEY
KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints SCOTT T. MIKUEN and ROBERT A. JOHNSON JR., and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Registration Statement of Harris Corporation on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of an additional 4,000,000 shares of Harris Corporation’s common stock, par value $1.00 per share, that may be offered and sold under the Harris Corporation Retirement Plan, and any and all amendments including post-effective amendments, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in the capacities indicated as of this 1st day of December, 2017.

/S/ WILLIAM M. BROWN	/S/ TERRY D. GROWCOCK
William M. Brown Chairman, President and Chief Executive Officer	Terry D. Growcock Director

/S/ RAHUL GHAI	/S/ LEWIS HAY III
Rahul Ghai Senior Vice President and Chief Financial Officer	Lewis Hay III Director

/S/ TODD A. TAYLOR	/S/ VYOMESH I. JOSHI
Todd A. Taylor Vice President, Principal Accounting Officer	Vyomesh I. Joshi Director

/S/ JAMES F. ALBAUGH	/S/ LESLIE F. KENNE
James F. Albaugh Director	Leslie F. Kenne Director

/S/ PETER W. CHIARELLI	/S/ JAMES C. STOFFEL
Peter W. Chiarelli Director	James C. Stoffel Director

/S/ THOMAS A. DATTILO	/S/ GREGORY T. SWIENTON
Thomas A. Dattilo Director	Gregory T. Swienton Director

/S/ ROGER B. FRADIN	/S/ HANSEL E. TOOKES II
Roger B. Fradin Director	Hansel E. Tookes II Director